United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 5, 2004

MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512

(Address of principal executive offices including zip code)

(973) 237-9499
Registrant's telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2004, at the MDU Communications International, Inc. (the “Company”) annual meeting of stockholders, the stockholders approved proposals increasing the shares of common stock available under the Company’s 2001 Employee Stock Purchase Plan (the “Employee Purchase Plan”) and the Company’s 2001 Stock Option Plan (the “Option Plan,”) (collectively, the “Plans”) to 2,800,000 and 5,600,000, respectively. Copies of each of the Employee Purchase Plan and Option Plan were attached as exhibits to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 1, 2004. The amendments to the Plans are being furnished herewith as Exhibits 99.1 and 99.2, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 12, 2004, the Company filed an amendment to its Certificate of Incorporation to increase the Company’s authorized number of shares of common stock to 70,000,000 shares from 50,000,000 shares. The amendment was approved by a vote of the stockholders at the Company’s annual meeting of stockholders held on August 5, 2004. A copy of the full text of the filed Certificate of Amendment to the Certificate of Incorporation is being furnished herewith as Exhibit 3.1.

Item 8.01.	Other Events.

On November 16, 2004, the Company issued a press release announcing that it intends to raise up to $15 million in gross proceeds from a private equity placement. A copy of this press release is being furnished herewith as Exhibit 99.3

Item 9.01.	Financial Statements and Exhibits

The following exhibits are being filed pursuant to Item 601 of Regulations S-K and General Instruction B to this form:

Exhibit 3.1 -   Certificate of Amendment to the Certificate of Incorporation
Exhibit 99.1 - First Amendment to 2001 Employee Stock Purchase Plan
Exhibit 99.2 - First Amendment to 2001 Stock Option Plan
Exhibit 99.3 - Press Release dated November 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

Date: November 17, 2004	By:	/s/ Sheldon Nelson

Sheldon Nelson Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment to the Certificate of Incorporation

Exhibit 99.1	First Amendment to 2001 Employee Stock Purchase Plan

Exhibit 99.2	First Amendment to 2001 Stock Option Plan

Exhibit 99.3	Press Release dated November 16, 2004